Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports full-year 2017 earnings

of $4.13 per diluted share; $1.37 per diluted share on a

guidance basis excluding tax reform impacts

•	Company exceeds 2017 guidance basis EPS range of $1.25 - $1.33

•	CenterPoint announces 2018 guidance basis EPS range of $1.50 - $1.60

•	Company announces target of 5 - 7 percent annual guidance basis EPS growth in 2019 and 2020

Houston - Feb. 22, 2018 - CenterPoint Energy, Inc. (NYSE: CNP) today reported full-year 2017 net income of $1,792 million, or $4.13 per diluted share, compared to net income of $432 million, or $1.00 per diluted share in 2016.

On a guidance basis, full-year 2017 earnings were $3.93 per diluted share, which includes a one-time tax benefit of $1,113 million related to the Tax Cuts and Jobs Act (TCJA) federal income tax rate reduction. Excluding the tax benefit, on a guidance basis, full-year 2017 earnings were $1.37 per diluted share, consisting of $0.99 from utility operations and $0.38 from midstream investments. Full-year 2016 earnings on a guidance basis were $1.16 per diluted share, consisting of $0.88 from utility operations and $0.28 from midstream investments.

Fourth quarter 2017 earnings were $2.99 per diluted share, compared to $0.23 per diluted share for the fourth quarter of 2016. Excluding the tax benefit, on a guidance basis, fourth quarter 2017 earnings were $0.33 per diluted share, compared to fourth quarter 2016 earnings of $0.26 per diluted share.

“I am very pleased with our performance in 2017. We had strong results and delivered more than 18 percent year-over-year EPS growth on a guidance basis, excluding the tax benefit,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “We continue to invest significant capital in our businesses to support safety, customer growth, reliability projects, and infrastructure programs.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported full-year 2017 operating income of $610 million, consisting of $535 million from the regulated electric transmission & distribution utility operations (TDU) and $75 million related to securitization bonds. Operating income for the same period of 2016 was $628 million, consisting of $537 million from the TDU and $91 million related to securitization bonds.

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Full-year 2017 operating income for the TDU benefited from rate relief and customer growth with the addition of nearly 41,000 customers. These increases were more than offset by lower equity return, higher depreciation, higher operation and maintenance expenses, lower usage and lower miscellaneous revenues.

Natural Gas Distribution

The natural gas distribution segment reported full-year 2017 operating income of $328 million compared with $303 million in 2016.

Full-year 2017 operating income for natural gas distribution improved as a result of rate relief, higher transportation revenues, customer growth with the addition of more than 30,000 customers, and favorable labor and benefits expenses resulting primarily from the recording of a regulatory asset to recover prior postretirement expenses in future rates established in the Texas Gulf rate order. These improvements were partially offset by higher operation and maintenance expenses and increased depreciation and amortization.

Energy Services

The energy services segment reported full-year 2017 operating income of $125 million, which included a mark-to-market gain of $79 million, compared with $20 million in 2016, which included a mark-to-market loss of $21 million. Excluding mark-to-market adjustments, operating income was $46 million in 2017 and $41 million in 2016. The increase in operating income was primarily due to increased margin associated with increased throughput in 2017.

Midstream Investments

The midstream investments segment reported full-year 2017 equity income of $265 million, compared to equity income of $208 million in 2016.

Earnings Outlook

CenterPoint Energy expects earnings on a guidance basis for 2018 in the range of $1.50 - $1.60 per diluted share, inclusive of Enable’s net income guidance of $355 - $435 million announced on Enable Midstream’s fourth-quarter earnings call on Feb. 20, 2018. The guidance range assumes ownership of 54.1 percent of the common units representing limited partner interests in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in Enable Midstream and effective tax rates. CenterPoint does not include other potential Enable Midstream impacts on guidance, such as any changes in accounting standards or unusual items.

The guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, throughput, commodity prices, effective tax rates, financing activities, and regulatory and judicial proceedings to include regulatory action as a result of recent tax reform legislation.

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In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business.

CenterPoint Energy, Inc. and Subsidiaries Reconciliation of Net Income

and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS used in providing annual earnings guidance

	Twelve Months Ended
	December 31, 2017		December 31, 2016
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$1,792	$4.13	$432	$1.00
Midstream Investments	(675)	(1.56)	(121)	(0.28)

Utility Operations (1)	1,117	2.57	311	0.72

Timing effects impacting CES(2) :
Mark-to-market (gains) losses (net of taxes of $29 and $8)(3)	(50)	(0.12)	13	0.03
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $3 and $114) (3)(4)	(4)	(0.01)	(212)	(0.49)
Indexed debt securities (net of taxes of $17 and $145) (3)(5)	(32)	(0.07)	268	0.62

Utility operations earnings on an adjusted guidance basis	$1,031	$2.37	$380	$0.88

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$1,031	$2.37	$380	$0.88
Midstream Investments	675	1.56	121	0.28

Consolidated on a guidance basis	$1,706	$3.93	$501	$1.16

Benefit from tax reform(6)
Utility	(599)	(1.38)	—	—
Midstream	(514)	(1.18)	—	—

Total benefit from tax reform	(1,113)	(2.56)	—	—
Utility Operations on a guidance basis, excluding benefit from tax reform	$432	$0.99	$380	$0.88
Midstream Investments excluding benefit from tax reform	161	0.38	121	0.28

Consolidated on a guidance basis, excluding benefit from tax reform	$593	$1.37	$501	$1.16

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of May 18, 2016, comprised of Time Warner Inc., Charter Communications, Inc. and Time Inc. Prior to May 18, 2016, comprised of Time Warner Inc., Time Warner Cable Inc. and Time Inc.
(5)	2016 includes amount associated with the Charter Communications, Inc. and Time Warner Cable Inc. merger
(6)	Tax reform legislation informally called the Tax Cuts and Jobs Act of 2017

CenterPoint Energy, Inc. and Subsidiaries Reconciliation of Net Income

and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS used in providing annual earnings guidance

	Quarter Ended
	December 31, 2017		December 31, 2016
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$1,296	$2.99	$101	$0.23
Midstream Investments	(551)	(1.27)	(25)	(0.06)

Utility Operations (1)	745	1.72	76	0.17

Timing effects impacting CES(2) :
Mark-to-market (gains) losses (net of taxes of $20 and $1)(3)	(36)	(0.09)	2	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $33 and $49) (3)(4)	64	0.15	(90)	(0.21)
Indexed debt securities (net of taxes of $38 and $55) (3)	(70)	(0.16)	100	0.23

Utility operations earnings on an adjusted guidance basis	$703	$1.62	$88	$0.20

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$703	$1.62	$88	$0.20
Midstream Investments	551	1.27	25	0.06

Consolidated on a guidance basis	$1,254	$2.89	$113	$0.26

Benefit from tax reform(5)
Utility	$(599)	$(1.38)	$—	$—
Midstream	(514)	(1.18)	—	—

Total benefit from tax reform	(1,113)	(2.56)	—	—
Utility Operations on a guidance basis, excluding benefit from tax reform	$104	$0.24	$88	$0.20
Midstream Investments excluding benefit from tax reform	37	0.09	25	0.06

Consolidated on a guidance basis, excluding benefit from tax reform	$141	$0.33	$113	$0.26

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	Time Warner Inc., Charter Communications, Inc. and Time Inc.
(5)	Tax reform legislation informally called the Tax Cuts and Jobs Act of 2017

Filing of Form 10-K for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, Feb. 22, 2018, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns 54.1 percent of the common units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With nearly 8,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, please visit www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. You are cautioned not to place undue reliance on any forward-looking statements. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) tax reform and legislation, including the effects of the comprehensive tax reform legislation informally referred to as the TCJA and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred taxes and CenterPoint Energy’s rates; (8) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (9) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (10) problems with

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regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (11) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (12) the impact of unplanned facility outages; (13) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (14) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital; (15) CenterPoint Energy’s ability to control operation and maintenance costs; (16) actions by credit rating agencies; (17) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms; (18) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (19) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (20) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (21) changes in rates of inflation; (22) inability of various counterparties to meet their obligations to CenterPoint Energy; (23) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (24) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including, but not limited to, its financial and weather hedges; (25) timely and appropriate regulatory actions allowing securitization for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (26) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, whether through its decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to it or Enable; (27) acquisition and merger activities involving CenterPoint Energy or its competitors; (28) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (29) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (32) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (33) the timing and outcome of any audits, disputes and other proceedings related to taxes; (34) the effective tax rates; (35) the effect of changes in and application of accounting standards and pronouncements; and (36) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Utility revenues	$1,602	$1,437	$5,603	$5,440
Non-utility revenues	1,036	644	4,011	2,088

Total	2,638	2,081	9,614	7,528

Expenses:
Utility natural gas	403	320	1,109	983
Non-utility natural gas	942	615	3,785	1,983
Operation and maintenance	607	554	2,221	2,093
Depreciation and amortization	287	253	1,036	1,126
Taxes other than income taxes	103	96	391	384

Total	2,342	1,838	8,542	6,569

Operating Income	296	243	1,072	959

Other Income (Expense):
Gain (loss) on marketable securities	(97)	139	7	326
Gain (loss) on indexed debt securities	108	(155)	49	(413)
Interest and other finance charges	(78)	(82)	(313)	(338)
Interest on securitization bonds	(19)	(21)	(77)	(91)
Equity in earnings of unconsolidated affiliates	66	44	265	208
Other—net	10	(6)	60	35

Total	(10)	(81)	(9)	(273)

Income Before Income Taxes	286	162	1,063	686
Income Tax Expense (Benefit)	(1,010)	61	(729)	254

Net Income	$1,296	$101	$1,792	$432

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Basic Earnings Per Common Share	$3.01	$0.23	$4.16	$1.00

Diluted Earnings Per Common Share	$2.99	$0.23	$4.13	$1.00

Dividends Declared per Common Share	$0.5450	$0.2575	$1.3475	$1.0300
Weighted Average Common Shares Outstanding (000):
- Basic	431,038	430,682	430,964	430,606
- Diluted	434,382	433,679	434,308	433,603
Operating Income by Segment
Electric Transmission & Distribution:
TDU	$104	$109	$535	$537
Bond Companies	17	21	75	91

Total Electric Transmission & Distribution	121	130	610	628
Natural Gas Distribution	108	101	328	303
Energy Services	67	9	125	20
Other Operations	—	3	9	8

Total	$296	$243	$1,072	$959

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2017	2016	Fav/(Unfav)	2017	2016	Fav/(Unfav)
Results of Operations:
Revenues:
TDU	$644	$626	3%	$2,588	$2,507	3%
Bond Companies	119	103	16%	409	553	(26%)

Total	763	729	5%	2,997	3,060	(2%)

Expenses:
Operation and maintenance, excluding Bond Companies	383	360	(6%)	1,423	1,355	(5%)
Depreciation and amortization, excluding Bond Companies	99	99	—	395	384	(3%)
Taxes other than income taxes	58	58	—	235	231	(2%)
Bond Companies	102	82	(24%)	334	462	28%

Total	642	599	(7%)	2,387	2,432	2%

Operating Income	$121	$130	(7%)	$610	$628	(3%)

Operating Income:
TDU	$104	$109	(5%)	$535	$537	—
Bond Companies	17	21	(19%)	75	91	(18%)

Total Segment Operating Income	$121	$130	(7%)	$610	$628	(3%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	6,191,591	6,159,687	1%	29,703,307	29,586,399	—
Total	20,680,236	19,990,319	3%	88,636,416	86,828,902	2%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	133%	154%	(21%)	109%	107%	2%
Heating degree days	100%	59%	41%	63%	75%	(12%)
Number of metered customers—end of period:
Residential	2,164,073	2,129,773	2%	2,164,073	2,129,773	2%
Total	2,444,299	2,403,340	2%	2,444,299	2,403,340	2%

	Natural Gas Distribution
	Quarter Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2017	2016	Fav/(Unfav)	2017	2016	Fav/(Unfav)
Results of Operations:
Revenues	$848	$716	18%	$2,639	$2,409	10%
Natural gas	422	329	(28%)	1,164	1,008	(15%)

Gross Margin	426	387	10%	1,475	1,401	5%

Expenses:
Operation and maintenance	211	188	(12%)	742	714	(4%)
Depreciation and amortization	66	62	(6%)	260	242	(7%)
Taxes other than income taxes	41	36	(14%)	145	142	(2%)

Total	318	286	(11%)	1,147	1,098	(4%)

Operating Income	$108	$101	7%	$328	$303	8%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	57	47	21%	151	152	(1%)
Commercial and Industrial	72	66	9%	261	259	1%

Total Throughput	129	113	14%	412	411	—

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	101%	80%	21%	83%	84%	(1%)
Number of customers—end of period:
Residential	3,213,140	3,183,538	1%	3,213,140	3,183,538	1%
Commercial and Industrial	256,651	255,806	—	256,651	255,806	—

Total	3,469,791	3,439,344	1%	3,469,791	3,439,344	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended December 31,		% Diff Fav/(Unfav)	Year Ended December 31,		% Diff Fav/(Unfav)
	2017	2016		2017	2016
Results of Operations:
Revenues	$1,051	$649	62%	$4,049	$2,099	93%
Natural gas	951	622	(53%)	3,816	2,011	(90%)

Gross Margin	100	27	270%	233	88	165%

Expenses:
Operation and maintenance	22	16	(38%)	87	59	(47%)
Depreciation and amortization	10	2	(400%)	19	7	(171%)
Taxes other than income taxes	1	—	—	2	2	—

Total	33	18	(83%)	108	68	(59%)

Operating Income	$67	$9	644%	$125	$20	525%

Timing impacts of mark-to-market gain (loss)	$56	$(3)	1,967%	$79	$(21)	476%

Energy Services Operating Data:
Throughput data in BCF	336	207	62%	1,200	777	54%

Number of customers—end of period	31,000	30,000	3%	31,000	30,000	3%

	Other Operations
	Quarter Ended December 31,		% Diff Fav/(Unfav)	Year Ended December 31,		% Diff Fav/(Unfav)
	2017	2016		2017	2016
Results of Operations:
Revenues	$3	$4	(25%)	$14	$15	(7%)
Expenses	3	1	(200%)	5	7	29%

Operating Income	$—	$3	—	$9	$8	13%

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Capital Expenditures by Segment
Electric Transmission & Distribution	$308	$220	$924	$858
Natural Gas Distribution	137	139	523	510
Energy Services	6	2	11	5
Other Operations	17	17	36	33

Total	$468	$378	$1,494	$1,406

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Interest Expense Detail
Amortization of Deferred Financing Cost	$5	$6	$22	$24
Capitalization of Interest Cost	(3)	(3)	(9)	(8)
Transition and System Restoration Bond Interest Expense	19	21	77	91
Other Interest Expense	76	79	300	322

Total Interest Expense	$97	$103	$390	$429

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$260	$341
Other current assets	3,135	2,582

Total current assets	3,395	2,923

Property, Plant and Equipment, net	13,057	12,307

Other Assets:
Goodwill	867	862
Regulatory assets	2,347	2,677
Investment in unconsolidated affiliate	2,472	2,505
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	235	192

Total other assets	6,284	6,599

Total Assets	$22,736	$21,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$39	$35
Current portion of securitization bonds long-term debt	434	411
Indexed debt	122	114
Current portion of other long-term debt	50	500
Other current liabilities	2,424	2,020

Total current liabilities	3,069	3,080

Other Liabilities:
Accumulated deferred income taxes, net	3,174	5,263
Regulatory liabilities	2,464	1,298
Other non-current liabilities	1,146	1,196

Total other liabilities	6,784	7,757

Long-term Debt:
Securitization bonds	1,434	1,867
Other	6,761	5,665

Total long-term debt	8,195	7,532

Shareholders’ Equity	4,688	3,460

Total Liabilities and Shareholders’ Equity	$22,736	$21,829

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Year Ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net income	$1,792	$432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,060	1,152
Deferred income taxes	(770)	213
Write-down of natural gas inventory	—	1
Equity in earnings of unconsolidated affiliate	(265)	(208)
Changes in net regulatory assets	(107)	(60)
Changes in other assets and liabilities	(313)	353
Other, net	24	48

Net Cash Provided by Operating Activities	1,421	1,931
Net Cash Used in Investing Activities	(1,257)	(1,046)
Net Cash Used in Financing Activities	(245)	(808)

Net Increase (Decrease) in Cash and Cash Equivalents	(81)	77
Cash and Cash Equivalents at Beginning of Period	341	264

Cash and Cash Equivalents at End of Period	$260	$341

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.